Exhibit 99.(q)(3)

Power of Attorney

WHEREAS, Boston Trust Walden Funds (the “Trust”), a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts, periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is the Trustee of the Trust.

NOW THEREFORE, the undersigned hereby constitutes and appoints Michael V. Wible and JoAnn M. Strasser as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 18th day of April, 2022.

/s/ Louis G. Hutt, Jr.
Louis G. Hutt, Jr.
Trustee

STATE OF MARYLAND	)
) ss:
COUNTY OF HOWARD	)

Before me, a Notary Public, in and for said county and state, personally appeared Louis G. Hutt, Jr., known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 18th day of April, 2022.

/s/ Mahogany Hutt-Butler
Notary Public

<NOTARY SEAL>
Howard County, MD
11/30/25

Power of Attorney

WHEREAS, Boston Trust Walden Funds (the “Trust”), a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts, periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is the Trustee of the Trust.

NOW THEREFORE, the undersigned hereby constitutes and appoints Michael V. Wible and JoAnn M. Strasser as attorneys for her and in her name, place and stead, and in her office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 20th day of April, 2022.

/s/ Dina Tantra
Dina A. Tantra
Trustee

STATE OF OHIO	)
) ss:
COUNTY OF FRANKLIN	)

Before me, a Notary Public, in and for said county and state, personally appeared Dina A. Tantra, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 20th day of April, 2022.

/s/ Claudia S. Herrington
Notary Public

<NOTARY SEAL>
CLAUDIA S. HERRINGTON, Attorney
Notary Public, State of Ohio
My commission has no expiration date
Section 147.03 R.C.